Exhibit 99.1

NANO MAGIC ELECTS MILES GATLAND TO BOARD, MAKES PROGRESS BUILDING BRAND, AND FILES REQUEST FOR WRIT OF MANDAMUS

MADISON HEIGHTS, Mich. – February 17, 2022 – Nano Magic Holdings, Inc. (OTCMKT: NMGX), a leader in nanotechnology-powered cleaning, protection and anti-fog solutions announced that Miles Gatland has been elected to join its Board of Directors. Tom Berman, President and CEO, explained: “We are glad to welcome Miles with his experience as a real estate entrepreneur and active private investor who will support the growth of our business.”

Berman also commented: “2021 was a dynamic and rewarding year for the growth of our brand. We launched programs with strong national retailers: Lowe’s, Best Buy and Walmart, and we extended our partnership with Walgreens. Several innovative product offerings were introduced, and we developed an exciting Canadian distribution partnership.”

Nano Magic recently introduced two new cutting-edge products. First is the revolutionary 2-in-1 Anti Fog + Lens Cleaning Solution that combines two of Nano Magic’s top-performing formulas into one to create a powerful and convenient anti fog and lens cleaning solution for glasses, scuba masks, ski goggles, sport visors and protective eyewear to make them clean and keep them fog-free. With the second new product Nano Magic expanded into the auto care sector. Nano Magic Force Field™ Windshield Protection is a nanocoating that creates a non-stick, super water repellent protective barrier — like a force field — to protect the windshield against rain, bugs, and salt. The coating is easy-to-apply and offers a year of protection to improve visibility and safety while driving. Both products can be found on the Nano Magic website, and in select retail locations in-store and online.

Further expansion plans include taking Nano Magic products international to Canadian retailers. The Company has entered a partnership with Calgary-based Curve Distribution. “We’re thrilled to partner with Curve to expand the Nano Magic brand into Canada,” said Berman. “We’re especially excited to embark on this new partnership to bring Nano Magic products to Canadian consumers not only because Curve has such a strong reputation for success, but more importantly, because our core values are aligned.”

Another development was the Company’s filing, on February 14, 2022, of a petition for a writ of mandamus with the United States Court of Appeals for the District of Columbia, asking that the Court of Appeals order the SEC to rule on the Company’s petition to set aside the trading suspension entered and expired more than 20 months ago. The effect of a ruling in Nano Magic’s favor, whether by the SEC or on appeal to the Court of Appeals, could be restoration of the “‘piggyback’ exception,” which could enable broker-dealers to resume making a market in Nano Magic’s securities.

The petition to the Court of Appeals for a Writ of Mandamus is a form of extraordinary relief that management believed was necessary in the interest of the Company and its stockholders. Jacob Frenkel, Securities Enforcement Practice Chair at Dickinson Wright PLLC and lead counsel for Nano Magic in the trading suspension litigation, stated that “the SEC’s failure to decide the meritorious petition to correct a trading suspension that never should have been entered in the first place is an affront to Nano Magic’s shareholders and a gut-blow to entrepreneurs in the small cap market. I applaud management for continuing its fight for the Company’s shareholders in the face of the SEC’s unreasonable delay that has seriously prejudiced the Company.”

Berman commented: “Notwithstanding the SEC issue, we’re excited to spread ‘our magic’ even further this year and continue our mission to use the power of nanotechnology to create solutions that clean, protect, and enhance everyday products for peak performance. To do so, we’re hyper focused on building our brand, and although it is not easy, I am proud of the tremendous progress we have made in a very short period, and extremely enthusiastic about what’s to come in 2022 and beyond.”

About Nano Magic

Nano Magic is a leader in developing and bringing to market cutting-edge nanotechnology-powered industrial and consumer cleaning, protection and anti-fog solutions formulated in Detroit, Michigan. Nano Magic’s Innovation and Technology Center in Austin, TX engages in contract research and development for government and private customers, and it develops and sells printable inks and pastes, and graphene foils. Nano Magic focuses on innovative and advanced product solutions harnessing the magic power of nanotechnology to create a safer, more socially conscious, and higher performing world. Visit www.nanomagic.com for more information.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of applicable securities laws that involve risks and uncertainties, many of which are outside of our control, concerning our business, products, and financial results. Actual results may differ materially from the results expressed or implied by forward-looking statements. In some cases, you can identify forward-looking statements by our use of words such as “expect,” “anticipate,” “will,” “believe,” and similar expressions. Forward-looking statements are necessarily based upon estimates and assumptions that are inherently uncertain. All statements are made as of the date of this release, and we undertake no obligation to update publicly any of these forward-looking statements to reflect actual results or new information except as required by applicable laws. More information about our business, products, and financial results are included in our annual report on Form 10-K for the fiscal year ended December 31, 2020, and in reports subsequently filed by us with the Securities and Exchange Commission (“SEC”).

All documents are available through the SEC’s Electronic Data Gathering Analysis and Retrieval System (EDGAR) at www.sec.gov or from our website listed above. All forward-looking statements apply only as of the date hereof. We hereby disclaim any obligation to publicly update the information provided above, including forward-looking statements, to reflect subsequent events or circumstances, except as required by law.

Contact Information

Nano Magic Holdings Inc.

Jeanne Rickert

j.rickert@nanomagic.com

(844) 273-6462